U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549








                                  Form 8-K








              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934





           Date of Report                           June 14, 2004
                                          (Date of earliest event reported)



                             TGC Industries, Inc.

           (Exact name of registrant as specified in its charter)




       Texas                     0-14908                 74-2095844
  (State or other              (Commission           (I.R.S. Employer
   jurisdiction                 File Number)         Identification No.)
   of incorporation)



         1304 Summit, Suite 2
         Plano, Texas                                       75074
(Address of principal executive offices)                  (Zip Code)




Registrant's telephone number, including area code:     (972) 881-1099








Item 5.     Other Events and Regulation FD Disclosure.


     On June 14, 2004, TGC Industries, Inc. ("TGC" or the "Company") issued a press release announcing that the Company has continued to experience an increase in demand for its oil and gas exploration 3-D seismic services. The full text of the press release is set forth in Exhibit 99.1 hereto.

Item 7.     Financial Statements and Exhibits.

     (c)    Exhibits.


            99.1  Press Release dated June 14, 2004.


Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TGC INDUSTRIES, INC.


June 14, 2004
                                    By:  /s/ WAYNE A. WHITENER
                                         Wayne A. Whitener,
                                         President and CEO
                                    (Principal Executive Officer)






























EXHIBIT 99.1

               TGC Industries Announces Deployment
                      Of Third Seismic Crew

Plano, Texas  -- Monday, June 14, 2004 -- TGC Industries, Inc. (Nasdaq OTC
BB: TGCI) announced today that the Company has continued to experience an increase in demand for its oil and gas exploration 3-D seismic services. The Company has secured a sufficient number of contracts to deploy a third seismic crew. The Company operated with only one seismic crew for 2003 and recently announced the addition of its second seismic crew on January 14, 2004.

Mr. Wayne Whitener, President and CEO of TGC Industries, Inc. stated, "Oil and gas exploration companies have continued to increase the level of activity in their domestic oil and gas exploration programs. The services provided by the limited number of domestic 3-D seismic crews are in strong demand because of this increase in activity. Though there can be no assurance, should this increased level of activity in the industry continue during the remainder of 2004, management believes the Company will be able to operate at the three-crew level for the remainder of 2004."

This report contains forward-looking statements which reflect the view of Company's management with respect to future events. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations are disclosed in the Company's Securities and Exchange Commission filings, and include, but are not limited to the dependence upon energy industry spending for seismic services, the unpredictable nature of forecasting weather, the potential for contract delay or cancellation, the potential for fluctuations in oil and gas prices, and the availability of capital resources. The forward-looking statements contained herein reflect the current views of the Company's management and the Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.

TGC, based in Plano, Texas, is a geophysical service company which primarily provides 3-D seismic services to oil and gas companies. It also maintains a geophysical gravity data bank.

Contact:                 Wayne Whitener (972) 881-1099
                         President & CEO
                         Email:  wwhitener@tgcseismic.com

Investor Relations Contact:             Andrew J. Kaplan    (732) 747-0702
                         Barry Kaplan Associates
                         623 River Road
                         Fair Haven, NJ  07704
                         Email:  smallkap@aol.com





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